UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2013
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	30-0420930 (IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 17, 2013, the board of directors of Duma Energy Corp. (the "Company") accepted the resignation of Steven Carter as a director of the board of directors of the Company, effective as of such date.

As a result, the Company's current directors and Executive Officers are as follows:

Name	Position
Jeremy Glenn Driver	President, Chief Executive Officer, Chairman and a director
John E. Brewster, Jr.	Director
Leonard Garcia	Director
S. Chris Herndon	Director
Sarah Berel-Harrop	Secretary, Treasurer and Chief Financial Officer

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 17, 2013, the board of directors of the Company approved an amendment and restatement of the Company's Bylaws in their entirety, effective as of such date. The only substantive change to the Company's Bylaws is that a new Article II, Section 14 was added as follows:

"ACTION WITHOUT MEETING. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, or by the unanimous written consent of the stockholders in accordance with Chapter 78 of the Nevada Revised Statutes."

Previously, the Company's Bylaws did not provide requirements for action by stockholders without a meeting. Under Nevada corporate law, unless otherwise provided in a company's articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.

The Company's Amended and Restated Bylaws are included herewith as Exhibit 3.1.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.
Date: September 18, 2013	/s/ Jeremy Driver Name: Jeremy Driver Title: President, Chief Executive Officer and a director

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